EXHIBIT 10.10
AIRCRAFT TIME SHARING AGREEMENT
     THIS AIRCRAFT TIME SHARING AGREEMENT (this “Agreement”) is made and entered into to be effective as of the 12th day of November, 2010 (the “Effective Date”), by and between Abercrombie & Fitch Management Co., a Delaware corporation having a mailing address of 6301 Fitch Path, New Albany, Ohio 43054, as lessor (the “LESSOR”) and Michael S. Jeffries, an individual with a mailing address c/o The Jeffries Family Office, 2 Easton Oval, Columbus, Ohio 43219-6036 (the “LESSEE”; and LESSOR and LESSEE, collectively, the “Parties”).
Recitals
     WHEREAS, the LESSOR is the authorized fractional owner and operator of the Aircraft as described in Exhibit A attached hereto, as the same may be replaced or substituted from time to time (the “Aircraft”), pursuant that certain Fractional Interest Purchase Agreement, dated as of April 23, 2008 (the “Lease”) by and between the LESSOR and NetJets Sales, Inc., a Delaware corporation, as owner.
     WHEREAS, the LESSOR has engaged NetJets Aviation, Inc., a Delaware corporation, to provide fractional ownership program management of the Aircraft pursuant to a Fractional Ownership Owners Agreement, dated as of April 23, 2008 (the “Owners Agreement”), between NJA and the LESSOR.
     WHEREAS, the Owners Agreement recognizes that the LESSOR and each other fractional owner of the Aircraft may desire, from time to time, to use other aircraft owned by other persons, firms or entities in the event the Aircraft is not available and accordingly, the LESSOR has entered the Aircraft into a Master Dry-Lease Aircraft Exchange Agreement, dated April 23, 2008, between NetJets Services, Inc., a Delaware corporation (“Services”), and the LESSOR (the “Dry-Lease Aircraft Exchange Agreement”)
     WHEREAS, the LESSOR conducts significant business operations in interstate commerce, other than the business of providing transportation by air.
     WHEREAS, the LESSOR and the LESSEE desire to lease the Aircraft (including other aircraft that are subject to the Dry-Lease Aircraft Exchange Agreement) and flight crew on a time sharing basis as defined in Section 91.501(c)(1) (14 C.F.R. § 91.501(c)(1)) of the Federal Aviation Regulations (“FARs”), as amended or replaced from time to time, with respect to the Aircraft on an “as-needed, as available” basis under the terms and conditions of this Agreement.
     NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby recite and agree as follows:
     Section 1. Time Share of Aircraft.
          1.1. Subject Matter of Agreement. LESSOR agrees to lease the Aircraft pursuant to the terms of the Fractional Interest Purchase Agreement, Fractional Interest Owners Agreement, Fractional Ownership Program Management Services Agreement, and Master Dry-Lease Aircraft Exchange Agreement (the “NetJets Program Documents”) (including other aircraft that are subject to the Dry-Lease Aircraft Exchange Agreement) to LESSEE, on as “as needed — as available” basis, pursuant to the provisions of FAR 91.501(b)(6), (b)(10) and (c)(1) and to cause NJA to provide a fully qualified flight crew for all operations for flights scheduled during the Term (as hereinafter defined).
          1.2. Operational Control. LESSOR shall possess “operational control” of the Aircraft as defined in FAR 1.1 at all times during the Term.

     Section 2. Term. This Agreement shall be in effect for an indefinite time period (the “Term”); provided, however, that the LESSEE or the LESSOR may terminate this Agreement at any time by giving the other Party thirty (30) days’ prior written notice of his or its intention to terminate, with such termination to be effective on the 30th day following the giving of such notice.
     Section 3. Charge. LESSEE shall pay LESSOR for each flight conducted under this Agreement all or so much of the actual expenses of each specific flight as authorized by FAR Part 91.501(d) as may be requested for payment by LESSOR.
3.1	These expenses include and are limited to:

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging and ground transportation;

(c)	Hangar and tie down costs away from the Aircraft’s base of operation;

(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes and similar assessments including, but not limited to,
Internal Revenue Code Section 4261 and related federal excise taxes;

(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	In-flight food and beverages;

(h)	Passenger ground transportation;

(i)	Flight planning and weather contract services; and

(j)	An additional charge equal to 100% of the expenses listed in subparagraph (a) of this paragraph.
          3.2 Such charge shall be determined by the LESSOR, in its sole discretion, based on its actual expenses incurred with respect to each flight under this Agreement, and broken down by the expenses permitted under 14 C.F.R. § 91.501(d). The LESSOR shall invoice the LESSEE monthly for such charges incurred during the immediately preceding month, and the LESSEE shall pay the LESSOR the amount of each such bill within 30 days of receipt, provided that the invoice relating to the final month of each fiscal year of the LESSOR shall include a “true up” of the LESSEE’s charges, subject to the limitation on the LESSEE’s charges set forth above in this Section 3, for such fiscal year, with any necessary adjustment to the LESSEE’s charges that were shown on prior invoices during the fiscal year to be reflected as a credit against, or addition to, the amount shown on the invoice for the final month in such fiscal year.
     Section 4. Location and Use of the Aircraft.
          4.1. Location of Aircraft. The Aircraft shall be principally hangared at Port Columbus International Airport, Columbus, Ohio during the Term. The Aircraft shall at all times be registered in the United States.
          4.2. Use of Aircraft. The LESSEE may use the Aircraft only for flights under this Agreement that fall within the scope of operations that may be conducted under a time-sharing agreement as described in FAR 91.501(b)(6), (b)(10) and (c)(1). LESSEE will solely use the Aircraft, consistent with the NetJets Program Documents for and on account of his own personal or business use, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire. The LESSEE may use the Aircraft for flights in any geographic area of his choice except that the LESSEE agrees that he will not use the Aircraft for flights into or over any area involved in war or insurrection. Further, the LESSEE may use the Aircraft only for the purposes, and within the geographic limits, set forth in the insurance policy or policies obtained pursuant to Section 7 below. Further, LESSEE shall refrain from incurring any mechanic’s or other lien in connection with inspection, preventative maintenance, maintenance or storage of the Aircraft, whether permissible or impermissible under this Agreement, nor shall there be any attempt by LESSEE to convey, mortgage, assign, lease or any way alienate the Aircraft or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien.
          4.3. Lawful Operation. The LESSEE’s flights under this Agreement shall be in compliance with all laws of the jurisdictions in which the Aircraft may be operated and in accordance with rules of the Federal Aviation Administration (the “FAA”). In particular, the Aircraft shall at all times be operated within the limitations specified in the flight and maintenance manuals assigned to the Aircraft, as well as within the normal operating limitations under which the Aircraft is certified.
          4.4. Pilots. The LESSOR agrees that the Aircraft will be flown only by licensed and qualified pilots employed by NJA. The LESSEE has no right to select pilots on behalf of NJA. In accordance with applicable FARs, the qualified flight crew will exercise all of its duties and responsibilities in regard to the safety of each flight conducted hereunder, LESSEE specifically agrees that the flight crew, in its sole discretion, may terminate any flight, refuse to commence any flight, or take other action which in the considered judgment of the pilot in command is necessitated by considerations of safety. No such action of the pilot in command shall create or support any liability for loss, injury, damage or delay to LESSEE or any other person. The parties further agree that LESSOR shall not be liable for delay or failure to furnish the Aircraft and crew pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, acts of God or other unforeseen circumstances.
          4.5. Scheduling. The LESSOR retains the final authority regarding the scheduling of flights under this Agreement. LESSEE will provide LESSOR with requests for flight time and proposed flight schedules as far in advance of any given flight as possible, and in any case, at least 24 hours in advance of LESSEE’s planned departure. Requests for flight time shall be in a form, whether written or oral, mutually convenient to, and agreed upon by the parties and unless accepted by LESSOR, shall be deemed rejected. In addition to the proposed schedules and flight times LESSEE shall provide at least the following information for each proposed flight at some time prior to scheduled departure as required by the LESSOR or LESSOR’s flight crew:
(a)	proposed departure point;

(b)	destination;

(c)	date and time of flight;

(d)	the number of anticipated passengers;

(e)	the nature and extent of luggage and/or cargo to be carried;

(f)	the date and time of return flight, if any; and

(g)	any other information concerning the proposed flight that may be pertinent or required by LESSOR or LESSOR’s flight crew.
     Section 5. Filing of Lease with FAA — Truth in Leasing. The LESSEE or his agent shall file a signed copy of this Agreement with the FAA, Aircraft Registration Branch, Attn: Technical Section, P.O. Box 25724, Oklahoma City, Oklahoma 73125, within twenty-four (24) hours after the execution of this Agreement. The LESSOR shall keep a copy of this Agreement in the Aircraft at all times.
     Section 6. Maintenance of Aircraft. LESSOR shall be solely responsible for seeking maintenance, preventive maintenance and required or otherwise necessary inspections on the Aircraft, and shall take such requirements into account in scheduling the Aircraft. No period of maintenance, preventative maintenance, or inspection shall be delayed or postponed for the purpose of scheduling the Aircraft, unless said maintenance or inspection can be safely conducted at a later time in compliance with all applicable laws and regulations, and with the sound discretion of the pilot in command. The pilot in command shall have final and complete authority to cancel any flight for any reason or condition which in his judgment would compromise the safety of the flight.
     Section 7. Insurance.
          7.1. Third-Party Liability Insurance. During the Lease term, the LESSOR shall at all times and at its own expense carry in full force and effect public liability, property damage, “all-risk” hull, and any other necessary policies of insurance in respect of the Aircraft naming the LESSEE as an additional insured.
          7.2. Evidence and Continuation of Insurance. Upon the LESSEE’s request, the LESSOR shall furnish to the LESSEE evidence of insurance in certificate form, in form and substance acceptable to the LESSEE.
     Section 8. Indemnification Provisions.
          8.1. Loss Events. During the Term and subject to the provisions hereof, the LESSEE shall bear the risk of, and hold the LESSOR harmless from, any and all claims, demands, liabilities, loss, damages, and all related fees, costs and expenses of whatever kind, nature, and degree which arise in law or otherwise in connection with the LESSEE’s inability to use the Aircraft for whatever reason. Such an occurrence shall hereinafter be referred to as a “Loss Event.”
          8.2. Report of Loss Event. The LESSEE shall report the occurrence of a Loss Event immediately to the LESSOR and, as required by law, to governmental agencies.
          8.3. Damage to LESSEE. LESSEE’s risk of loss pursuant to Section 8.1 shall extend to any claim for a Loss Event suffered by the LESSEE, and/or his guests, invitees, or agents, during the term of this Agreement.
     Section 9. Default and Remedies.
          9.1. LESSOR’s Default. The LESSOR shall be in default of its obligations under this Agreement if the LESSOR: (a) fails to perform any of its obligations under this Agreement and such failure continues for fifteen (15) days after receipt by the LESSOR of notice of such failure from the LESSEE; or (b) takes any action to prevent or hinder the performance by the LESSEE of any of his obligations under the Agreement. In the event of any default by the LESSOR, the LESSEE may terminate the Agreement immediately and pursue any other remedy available to the LESSEE in law or equity.
          9.2. LESSEE’s Default. The LESSEE shall be in default of his obligations under this Agreement if the LESSEE fails to perform any of his obligations under the Agreement and such failure continues for fifteen (15) days after receipt by the LESSEE of notice thereof from the LESSOR. In the event of any default by the LESSEE, the LESSOR may: immediately terminate this Agreement. The LESSOR’s exercise of either or both of the remedies stated above shall not prejudice the LESSOR’s right to pursue any other remedy available to the LESSOR in law or equity. The LESSOR may elect not to exercise any of its rights to seek a remedy for an event of default under this Section 9.2. However, no waiver of enforcement of any of the LESSOR’s rights under this Agreement with respect to any event of default shall operate to affect or impair the LESSOR’s unenforced rights with respect to that event of default or any right with respect to another event of default by the LESSEE, past or future.
     Section 10. Risk of Loss.
          10.1. Risk of Loss. Risk of loss of, or damage to, the Aircraft shall be borne by LESSOR at all times during the term of the Agreement.
     Section 11. Miscellaneous.
          11.1. Assignment by LESSEE. The LESSEE shall not make any assignment or sublease of any rights and/or interest of the LESSEE provided for under this Agreement, nor shall the LESSEE delegate any obligations under this Agreement without the written consent of the LESSOR.
          11.2. Assignment by LESSOR. At its discretion, the LESSOR, with the permission of NETJETS (as defined below), may make any assignment of this Agreement or of any rights and/or interest hereunder, including the right to receive and charge for any flights under this Agreement and assignments as security to a financial institution or other lender but only to the extent consistent with the NetJets Program Documents. The LESSOR may delegate any of its obligations under this Agreement.
          11.3. Notice. Any notice given under this Agreement shall be sent by registered mail, certified mail, confirmed facsimile, or reputable overnight courier utilizing written proof of delivery to the attention of:
LESSOR:
Abercrombie & Fitch Management Co.
6301 Fitch Path
New Albany, OH 43054
Attention: Chief Financial Officer
Facsimile: 614.283.8961
With a copy to:
Abercrombie & Fitch Co.
6301 Fitch Path
New Albany, OH 43054
Attention: General Counsel
Facsimile: 614.283.8663
LESSEE:
Michael S. Jeffries
c/o The Jeffries Family Office
2 Easton Oval
Columbus, OH 43219-6036
Facsimile: 614.458.1651
A notice shall be deemed given when received. Any Party may change its address stated herein by giving notice thereof pursuant to this Section 11.3.
          11.4. Scope and Change of Agreement. The terms and conditions contained herein constitute the entire agreement of the Parties with respect to flights under this Agreement by the LESSEE. This Agreement shall supersede all communications, representations, or agreements, either oral or written, between the Parties with respect to a lease of the Aircraft with flight crew. No agreement or understanding which modifies the terms and conditions contained herein shall be binding upon a Party unless reduced to writing and signed by a duly-authorized representative of each Party.

          11.5. Liens and Encumbrances. Without the prior consent of the LESSOR and NETJETS , the LESSEE shall not create or incur any mortgage, lien, charge, or encumbrance of any kind with respect to any of his rights under this Agreement, the Aircraft, or any part thereof. If such encumbrances come into existence as a result of any act or omission of the LESSEE, the LESSEE at his sole expense shall promptly remove same.
          11.6. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the LESSOR and the LESSEE and their respective successors and assigns, provided that any assignment or sublease shall be made in accordance with the terms hereof and no other person shall have or acquire any rights under, or by virtue of, this Agreement.
          11.7. Survival of Agreement Provisions. All provisions of this Agreement which must survive the Agreement term for their full observance and performance shall survive the Agreement term.
          11.8. Governing Law and Forum. This Agreement shall be construed and interpreted in accordance with the local laws of the State of Ohio.
          11.9. TRUTH IN LEASING STATEMENT UNDER FAR 91.23. WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED AND IN ACCORDANCE WITH FAR 91.409(f)(3): A CURRENT INSPECTION PROGRAM RECOMMENDED BY THE MANUFACTURER.
THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR 91.409(f)(3). LESSOR SHALL HAVE AND RETAIN OPERATIONAL CONTROL OF THE AIRCRAFT DURING ALL OPERATIONS CONDUCTED PURSUANT TO THIS AGREEMENT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE.
THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND THAT LESSEE SHALL HAVE A COPY OF THIS AGREEMENT ON HIS PERSON AT ALL TIMES THAT HE IS TRAVELING PURSUANT TO THIS AGREEMENT, AND SUCH COPY SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED AND IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.
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     IN WITNESS WHEREOF, the Parties have signed, or have caused their duly authorized officers or representatives to sign, this Agreement to be effective as of the Effective Date.

LESSEE:	LESSOR:

/s/ Michael S. Jeffries	ABERCROMBIE & FITCH

Michael S. Jeffries	MANAGEMENT CO.

	By:	/s/ David S. Cupps

	Name:	David S. Cupps

	Title:	SVP

ACKNOWLEDGMENT AND AGREEMENT
     NETJETS hereby consents to the LESSOR entering into this Agreement with the LESSEE.

NETJETS SALES, INC.
NETJETS AVIATION, INC.
NETJETS SERVICES, INC.
(“NETJETS”)

By:	/s/ Amanda Applegate
Amanda Applegate
Title:	Vice President

EXHIBIT A
Description of Aircraft
     Make and Model:
     Cessna 560XL (Citation Excel)
     Airframe Manufacturer’s Serial Number:
     560-5305
     U.S. Registration Number:
     N628QS